UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2017
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On December 29, 2017 (the “Third Amendment Effective Date”), CSRA Inc. (the “Company”) entered into the Third Amendment to Credit Agreement (the “Third Amendment”) among the Company, the guarantors party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as administrative agent under the Pro Rata Facilities (in such capacity, the “Pro Rata Administrative Agent”), Royal Bank of Canada, in its capacity as administrative agent under the Term Loan B Facility (in such capacity, the “Term Loan B Administrative Agent”), the Incremental Term Loan B Lenders (as defined in the Third Amendment) party thereto and the Lenders party thereto, which amended that certain Credit Agreement dated as of November 27, 2015 (as amended by the First Amendment to Credit Agreement dated as of November 30, 2016, the Second Amendment to Credit Agreement dated as of June 15, 2017 and as further amended, restated, supplemented, or otherwise modified prior to the effectiveness of the Third Amendment, the “Credit Agreement”; the Credit Agreement, as amended by the Third Amendment, the “Amended Credit Agreement”) among the Company, the Pro Rata Administrative Agent, the Term Loan B Administrative Agent, MUFG Union Bank, N.A., as collateral agent, and the guarantors and lenders from time to time party thereto.

Pursuant to the Third Amendment, among other things, (a) the maturities of the Tranche A2 Facility and the Revolving Facility (each as defined in the Credit Agreement) were extended for a period of one year and (b) the Company incurred incremental term loan B advances in an aggregate principal amount of $200,000,000, which resulted in an increase in the unpaid aggregate principal balance of the Term Loan B Facility (as defined in the Credit Agreement) (after giving effect to the repayment of advances under the Term Loan B Facility made on the Third Amendment Effective Date) to a total of $849,000,000. A portion of the additional borrowings under the Term Loan B Facility was immediately applied to repay in full the balance of the aggregate principal amount of the advances under the Revolving Facility outstanding immediately prior to the Third Amendment Effective Date in the aggregate amount of $150,000,000 and to pay fees and expenses incurred in connection with the Third Amendment and the transactions contemplated thereby. The Amended Credit Agreement provides for quarterly amortization payments with respect to the Term Loan B Facility of $1,000,000 commencing March 31, 2018 through December 31, 2022 and quarterly amortization payments thereafter of $3,250,000 until the maturity date of the Term Loan B Facility, subject to reduction as a result of the application of voluntary or mandatory prepayments made by the Company.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement, dated as of December 29, 2017, by and among CSRA Inc., the guarantors party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as Pro Rata Administrative Agent, Royal Bank of Canada, in its capacity as Term Loan B Administrative Agent, the Incremental Term Loan B Lenders party thereto and the Lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 2, 2018
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement, dated as of December 29, 2017, by and among CSRA Inc., the guarantors party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as Pro Rata Administrative Agent, Royal Bank of Canada, in its capacity as Term Loan B Administrative Agent, the Incremental Term Loan B Lenders party thereto and the Lenders party thereto.